EXHIBIT 99.2
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                     MACHULAK, ROBERTSON & SODOS, S.C.
                  A Limited Liability Service Corporation

MILWAUKEE OFFICE                                          BROOKFIELD OFFICE
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JOHN E. MACHULAK - Court Commissioner                          SIDNEY SODOS
SUSAN R. ROBERTSON                                TELEPHONE: (262) 785-5500
EUGENE BYKHOVSKY                                        FAX: (262) 785-1100
HARVEY HELD
1733 NORTH FARWELL AVENUE
MILWAUKEE, WISCONSIN   53202
TELEPHONE: (414) 271-0760
FAX: (414) 271-6363


March 31, 2011


Dr. Hector Miguel Antonio Dada Hirezi     Ministerio de Hacienda
Ministro de Economia                      Boulevard de los Heroes No. 1231,
Alameda Juan Pablo II y Calle Guadalupe   Edificio Ministerio de Hacienda,
Edificio C1-C2, Centro de Gobierno        San Salvador, El Salvador, C. A.
San Salvador, El Salvador, C. A.
csantos@minec.gob.sv

Ing. Carlos Duarte                        Centro de Servicios al Contribuyente
Director de Hidrocarburos y Minas         Diagonal Centroamerica y Av. Alvarado
Alameda Juan Pablo II y Calle Guadalupe   # 4 contiguo a Edificio Tres Torres
Edificio C1-C2, Centro de Gobierno        (ex-Bolerama Jardin)
San Salvador, El Salvador, C. A.          San Salvador, El Salvador, C. A.
cduarte@minec.gob.sv

Ministerio de Medio Ambiente y            Centro Nacional de Registro
Recursos Naturales                        Registro de Comercio y Registro de
Kilometro 5 1/2 Carretera a Santa Tecla   Propiedad Intelectual
Calle y Colonia Las Mercedes,             1a Calle Poniente y 43 Av. Norte
Edificio MARN (anexo al edificio ISTA)    #2310,
No. 2                                     San Salvador, El Salvador, C.A.
San Salvador, El Salvador, C. A.
medioambiente@marn.gob.sv

     RE:  Commerce Group Corp./San Sebastian Gold Mines, Inc.

To The Honorable Ministers and Agencies:

The law firm of Machulak, Robertson & Sodos, S.C. represents Commerce Group Corp. and San Sebastian Gold Mines, Inc. As you are no doubt aware, from 1968 forward, Commerce and San Sebastian developed a mining business in the country of El Salvador, only interrupted by El Salvador's civil war. They invested money and resources and over the years, provided thousands of jobs, both labor and professional, to the people of El Salvador. In 2006, the government of El Salvador declared an end to mining in the country of El Salvador, and made it impossible for Commerce and San Sebastian to generate any revenue. Commerce and San Sebastian challenged the government's actions before the International Centre for Settlement of Investment Disputes. On March 14, 2011, the tribunal assigned to Commerce and San Sebastian's case declared they had no jurisdiction over Commerce and San Sebastian's claims.

To The Honorable Ministers
March 31, 2011
Page Two


Now, for the foreseeable future, Commerce and San Sebastian have no prospect of generating revenue from their mining operations. Over the past five years, the companies have continued to pay hundreds of thousands of dollars in wages and social benefits for their El Salvadoran employees, government obligations, and other costs of maintaining their business in El Salvador while being cut off from any income. They did this not only on the expectation that they would receive justice in their legal action, but also in the hope that the government of El Salvador would change its course with respect to the mining industry. That has not happened.

Now Commerce and San Sebastian are faced with the prospect of having to cut their expenses in El Salvador. This is unfortunate for the many employees that the companies had employed over the years and in our opinion, unfortunate for the San Sebastian community. Nonetheless, Commerce and San Sebastian have to be realistic.

Earlier today, Commerce and San Sebastian laid off most of their employees in El Salvador. Laboratory equipment, samples from past exploration, and chemical supplies are all now in storage in El Salvador. The chemicals are located in a locked metal shipping container secured in place by cement block knee wall. Commerce and San Sebastian will not be able to continue to employ guards for this property, but unless there is theft or vandalism, it is expected that these items will remain intact for hopefully, a day when mining can resume. Commerce and San Sebastian wish to alert the government that they have received threats to their employees and property.

Over the years, Commerce and San Sebastian have generated a $55,052.95 surplus in the payment of their IVA tax plus a security deposit in the amount of $14,723.07 for their lease of property owned by the government (Corsain) in San Cristobal. By this letter I am respectfully requesting that the government of El Salvador refund to Commerce and San Sebastian both the $55,052.95 IVA surplus and the $14,723.07 security deposit.
This money will be used for among other things, paying severance wages to employees and we therefore ask that this request be expedited. It is my understanding that the Ministerio de Hacienda must take action to process the refund of our IVA tax and that Corsain must take action to refund the security deposit. If there is any reason why this request cannot be expeditiously processed, I would appreciate knowing that.

Respectfully yours,

/s/ John E. Machulak

John E. Machulak
Milwaukee Office

JEM:emk
cc:  See attached list


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cc:  El Salvador
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Presidente Mauricio Funes
Ministerio de Relaciones Exteriores de El Salvador
Ministerio de Justicia y Seguridad Publica
Ministerio de la Defensa Nacional
Corporacion Salvadorena de Inversiones
Embajada de Los Estados Unidos
Lic. Pedro Valle
Lic. Luis Alfonso Valle Deras

cc:  United States
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President Barack Obama
Embassy of El Salvador
United States Department of Commerce
  Office of Business Liaison
U.S. Senator Herb Kohl
U.S. Senator Ron Johnson
U.S. Representative F. James Sensenbrenner
U.S. Representative Gwen Moore
Wisconsin State Senator Alberta Darling
Commerce Group Corp.